U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                   FORM 8-K



                            Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  July 12, 1999




                        BALTIC INTERNATIONAL USA, INC.
            (Exact name of registrant as specified in its charter)




                                     TEXAS
                (State or other jurisdiction of incorporation)




          1-12908                                        76-0336843
  (Commission File Number)                            (I.R.S. Employer
                                                     Identification No.)




              5151 San Felipe, Suite 1661, Houston, Texas  77056
         (Address of principal executive offices, including zip code)




                                (713) 961-9299
             (Registrant's telephone number, including area code)

Item 1   Changes in Control of Registrant
         Inapplicable

Item 2   Acquisition or Disposition of Assets
         On July 12, 1999, the Company sold half of its interest in AIRO Catering Services ("AIRO") to the Company's largest beneficial shareholder. The Company received from Oresa Ventures N.V. and Celox S.A. (affilitates of Jonas af Jochnick) an aggregate of 6,250,000 shares of the Company's common stock, warrants to purchase 6,250,000 shares of the Company's common stock and $250,000 in cash for a 23% interest in AIRO. This transaction reduces the number of outstanding common shares of the Company from 15,586,785 shares to 9,336,785 shares. The Company also issued an option to Oresa Ventures N.V. and Celox S.A. for the right to purchase the remaining 23% of AIRO for $1,145,000 in cash and forgiveness of debt of about $190,000.

Item 3   Bankruptcy or Receivership
         Inapplicable

Item 4   Changes in Registrant's Certifying Accountant
         Inapplicable

Item 5   Other Events
         Inapplicable

Item 6   Resignations of Registrant's Directors
         In connection with the transaction discussed in Item 2 above, Jonas af Jochnick and Adolf af Jochnick have resigned from the Company's board of directors.

Item 7   Financial Statements and Exhibits
         (a)  Financial statements of business acquired
              Inapplicable
         (b)  Pro forma financial information
              Inapplicable
         (c)  Exhibits
              10.1 Share Purchase Agreement for sale of 23% interest in AIRO Catering Services

Item 8   Change in Fiscal Year
         Inapplicable

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BALTIC INTERNATIONAL USA, INC.



                                           By:  /s/ David A. Grossman
                                              --------------------------------
                                              DAVID A. GROSSMAN, President and
                                                Chief Financial Officer

Dated:  July 22, 1999

                                  EXHIBITS


Exhibit
  No.

10.1  Share Purchase Agreement for sale of 23% interest in AIRO Catering
      Services